Exhibit 99.1

News Release

news release

FOR IMMEDIATE RELEASE	November 4, 2020

SYKES ENTERPRISES, INCORPORATED REPORTS

THIRD QUARTER 2020 FINANCIAL RESULTS

--Third quarter 2020 revenue growth rate of 8.6% leads to record revenues

--Record third quarter 2020 cash flow from operations sustains solid balance sheet driving further debt reduction and share repurchases

--Business outlook reinstated with record revenues projected for the fourth quarter of 2020

TAMPA, FL – November 4, 2020 – Sykes Enterprises, Incorporated (“SYKES” or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer engagement services, multichannel demand generation and digital transformation, announced today its financial results for the third-quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

•

Third quarter 2020 revenues of $431.7 million were an all-time record and increased by $34.2 million, or 8.6%, from $397.5 million in the comparable quarter last year, driven by a combination of solid operational positioning, which enabled the Company to respond to opportunities in the marketplace with agility, a diverse business mix and healthy demand from existing and new program expansions as well as new client wins across the financial services, technology, communications, healthcare and other verticals, more than offsetting the lower demand in the transportation & leisure vertical. The communications vertical, which is the Company’s third largest vertical and represents 21% of quarterly revenues, on a consolidated basis turned the corner and grew for the first time since the first quarter of 2017

•

Non-GAAP third quarter 2020 constant currency organic revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 12 for reconciliation) increased 7.7% comparably, the strongest third quarter performance in four years, driven largely by the aforementioned factors

•

Third quarter 2020 operating loss was $(2.1) million vs. a profit of $24.7 million in the same period last year with an operating margin of (0.5%) vs. 6.2% for the comparable period last year. Third quarter 2020 operating income includes $35.5 million – or 8.2% of revenues, or 820 basis points – of chiefly non-cash impairment of goodwill and long-lived assets, including right-of-use (“ROU”) assets and other fixed assets. Of the 820 basis points, approximately 500 basis points was related to the impairment of goodwill related to Symphony Ventures Limited due to project delays and constrained ability to conduct engagements at client sites due to Covid-19 restrictions, which has impacted operating performance and dampened

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

demand levels. The remaining 320 basis points is due to impairment of ROU assets for leases tied to customer engagement facilities and regional support offices coupled with the write-off of related leasehold improvements and other fixed assets as the Company exits some of these facilities based on certain client commitments to rebalance some of their delivery mix from brick and mortar facility to home agent because of long-term strategy shifts due to Covid-19

•

On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of acquisition-related intangibles and fixed-asset write-ups, restructuring charges, impairments and merger and integration costs, third quarter 2020 operating margin increased to 8.7% from 7.9% in the same period last year. Third quarter 2020 operating margin was the highest third quarter in five years and was due to the Company’s solid demand execution combined with higher agent productivity, increased capacity utilization (inclusive of home agents) and expense discipline. Third quarter 2020 operating margin reflects an expense of approximately $0.8 million, or approximately 20 basis points, related to a mark‐to‐market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments, which were impacted by an increase in global financial markets in the third quarter of 2020

•

Third quarter 2020 diluted loss per share was $(0.13) versus a diluted earnings per share of $0.44 in the same period last year, with the third quarter 2020 loss driven by the aforementioned impairment of goodwill, which is not tax deductible, as well as the impairment of ROU assets and other fixed assets

•

On a non-GAAP basis, which excludes the impact of acquisition-related intangibles and fixed-asset write-ups, restructuring charges, impairments and merger and integration costs, third quarter 2020 diluted earnings per share were a record $0.76 versus $0.56 on a comparable basis (see Exhibit 6 for reconciliation), with the comparable increase driven chiefly by strong operational performance coupled with a positive swing in total other expenses, a lower share count and lower tax rate

•

Consolidated capacity utilization rate ticked down slightly to 72% in the third quarter of 2020 from 73% in the same period last year. The capacity utilization data is a quarter-end snapshot, which can be skewed due to agent flux inter-quarter between a brick and mortar facility and home agents. Including home agent in the comparable utilization calculation, however, the capacity utilization would have increased comparably, corresponding with revenue growth of 8.6% on a comparable basis

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 9.7% to $349.1 million, or 80.9% of total revenues, for the third quarter of 2020 compared to $318.1 million, or 80.0% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), the Americas revenues increased 9.7% comparably, driven by a combination of solid operational positioning, a diverse client mix and healthy demand from new client wins as well as existing and new program expansion across the financial services, technology, healthcare and other verticals, more than offsetting the lower demand in transportation & leisure as well as flat demand in the communications vertical.

The Americas income from operations for the third quarter of 2020 decreased 5.7% to $32.6 million, with an operating margin of 9.3% versus 10.9% in the comparable quarter last year. The Americas operating margin in the third quarter of 2020 includes $12.8 million, or 370 basis points, of the aforementioned ROU asset and other long-lived asset impairment impacts. On a non-GAAP basis, the Americas operating margin was 13.8% versus 12.1% in the comparable quarter last year, with the increase due to a combination of factors, including strong overall demand, increased capacity utilization (including home agents), higher agent productivity and expense discipline (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 4.1% to $82.7 million, representing 19.1% of total revenues, for the third quarter of 2020, compared to $79.4 million, or 20.0% of total revenues, in the same prior-year period. On a constant currency basis (a non-GAAP measure, see Exhibit 12 for reconciliation), EMEA revenues decreased 0.2% on a comparable basis driven primarily by the lower demand related to Covid-19 induced restrictions and project delays associated with Symphony Ventures Limited.

The EMEA region’s loss from operations for the third quarter of 2020 was $(14.3) million vs. a profit of $5.7 million in the year ago period. The loss from operations in the third quarter of 2020 was mostly driven by the previously-mentioned impairment of goodwill of $21.8 million related to Symphony Ventures Limited. Another $1.0 million of impairment was recorded in the third quarter of 2020 related to previously-mentioned facility exits. On a non-GAAP basis, the operating margin increased to 11.8% from 8.9% in the year-ago period, with the increase due to expense discipline and higher agent productivity (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $20.3 million, or 4.7% of revenues in the third quarter of 2020, compared to $15.5 million, or 3.9% of revenues in the prior-year period. The increase was primarily due to higher accrual for long-term and annual performance-based compensation driven by sustained record operating results coupled with the mark-to-market expense from the Rabbi Trust investments. On a non-GAAP basis (see Exhibit 7 for reconciliation), other loss from operations increased to 4.6% of revenues from 3.6% in the year-ago period driven by aforementioned reasons.

Other Income (Expense) and Taxes

Total other income (expense), net for the third quarter of 2020 was $1.7 million compared to $(0.9) million for the same period in the prior year. The third quarter 2020 positive swing was driven largely by a non-cash gain on dilution of the Company’s equity method investment in XSell Technologies, Inc. coupled with a mark-to-market benefit related to the Company’s Rabbi Trust investment performance.

Due to the non-deductibility of goodwill impairment, the Company recorded a negative tax rate of 1,126.7% in the third quarter of 2020 versus an effective tax rate of 23.9% in the same period last year.  On a non-GAAP basis, the third quarter 2020 effective tax rate was 22.7% compared to 23.9% in the same period last year (see Exhibit 11 for reconciliation) driven by a shift in the geographic mix of earnings to lower tax rate jurisdictions.

Liquidity and Capital Resources

The Company’s balance sheet at September 30, 2020, remained strong with cash and cash equivalents of $116.3 million, of which approximately 79.5%, or $92.5 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. During the quarter, the Company generated $56.3 million in cash flow from operating activities, an increase of 36.4% on a comparable basis, and repurchased 0.5 million shares at an average price of $32.47 per share for a total of $16.2 million. The Company has roughly 1.7 million shares remaining under its 10 million share repurchase program authorized in August 2011 and amended in March of 2016. At September 30, 2020, the Company had $7.0 million in borrowings outstanding, down $42.0 million sequentially, under its $500.0 million credit agreement.

Business Outlook

•

The Company is reinstating its business outlook based on improved visibility into underlying trends present in client forecasts, the ability to better probability weight the assumptions driving those forecasts and the momentum of actual results that have materialized over the last two quarters. It is seeing sustained levels of demand stemming from existing and new clients as well as new lines of businesses across its vertical markets, consistent with the pattern that has driven those verticals to date. As such, the Company is currently ramping client programs and expects fourth quarter revenues to see a healthy increase on a sequential basis. Given the demand cadence and the Company’s solid operational performance – which when tempered against the trajectory of the Covid-19 virus, the attendant costs, uncertainty around fiscal stimulus and the potential for disruption due to continued intermittent lockdowns – the Company believes it is entering the fourth quarter in a strong competitive position;

•

The Company continues to work with clients in determining the future view of their delivery strategy between home agent and brick and mortar facility driven by Covid-19. As such, the Company will continue to adjust its capacity footprint – similar to actions taken on facility leases in the third quarter of 2020 – as it gets greater clarity around those decisions;

•

The Company’s revenues and earnings per share assumptions for the fourth quarter and full year 2020 are based on foreign exchange rates as of October 2020. Therefore, the continued volatility in foreign exchange rates between the U.S. dollar and the functional currencies of the markets the Company serves could have a further impact, positive or negative, on revenues and both GAAP and non-GAAP earnings per share relative to the business outlook for the fourth quarter and full-year as discussed above;

•

The Company anticipates total other interest income (expense), net of approximately $(0.8) million for the fourth quarter and $(3.0) million for the full year 2020. The amounts in the other interest income (expense), net, however, exclude the potential impact of any future foreign exchange gains or losses; and

•	The Company expects its fourth-quarter 2020 effective tax rate to be a tick below last year’s period driven by earnings shift.

Considering the above factors, the Company anticipates the following financial results for the three months ending December 31, 2020:

•	Revenues in the range of $439.0 million to $444.0 million
•	Effective tax rate of approximately 24.0%; 24.0% on a non-GAAP basis**

•	Fully diluted share count of approximately 39.8 million
•	Diluted earnings per share of approximately $0.69 to $0.73
•	**Non-GAAP diluted earnings per share in the range of $0.75 to $0.79
•	Capital expenditures in the range of $14.0 million to $19.0 million

For the twelve months ending December 31, 2020, the Company anticipates the following financial results:

•	Revenues in the range of $1,699.0 million to $1,704.0 million
•	Effective tax rate of approximately 30.0%; 24.0% on a non-GAAP basis**
•	Fully diluted share count of approximately 40.4 million
•	Diluted earnings per share of approximately $1.45 to $1.48
•	**Non-GAAP diluted earnings per share in the range of $2.65 to $2.68
•	Capital expenditures in the range of $50.0 million to $55.0 million

**See Exhibit 10 for fourth quarter and full-year 2020 non-GAAP diluted earnings per share and Exhibit 11 for the third quarter, fourth quarter and full-year 2020 non-GAAP tax rate reconciliations.

Conference Call

The Company will conduct a conference call regarding the content of this release tomorrow, November 5, 2020, at 10:00 a.m. Eastern Standard Time. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investors page of SYKES’ website at www.sykes.com. A replay will be available at this location for two weeks. This press release is also posted on the SYKES website at http://investor.sykes.com/investor-relations/Investor-Resources/Investor-Relations-Home/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated (“SYKES” or “the Company”) is a leading provider of multi-channel demand generation and global customer engagement services. The Company provides differentiated full lifecycle customer engagement solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, communications, technology, transportation & leisure and healthcare industries. SYKES’ differentiated full lifecycle management services platform effectively engages customers at every touchpoint within the customer journey, including digital marketing and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized by a suite of robotic process automation (“RPA”) and artificial intelligence (“AI”) solutions. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, South Asia and Asia Pacific) and EMEA (Europe, the Middle East and Africa). Its Americas and EMEA regions primarily provide customer-engagement solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, email, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company provides fulfillment services, which includes order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of solutions such as consulting, implementation, hosting and managed services that optimizes its differentiated full lifecycle management services platform. SYKES’ complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer engagement centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. It delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our clients, third parties and us. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer engagement centers, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer engagement centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in SYKES’ ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer engagement center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including the Qelp, Clearlink, WhistleOut and Symphony acquisitions and the impairment of any related goodwill, (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically and (xxix) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended September 30,
	2020	2019
Revenues	$431,727	$397,547
Direct salaries and related costs	(275,206)	(253,669)
General and administrative	(107,053)	(102,620)
Depreciation, net	(12,681)	(12,449)
Amortization of intangibles	(3,366)	(4,103)
Impairment of goodwill	(21,792)	—
Impairment of long-lived assets	(13,729)	—
Income (loss) from operations	(2,100)	24,706
Total other income (expense), net	1,685	(912)
Income (loss) before income taxes	(415)	23,794
Income taxes	(4,676)	(5,689)
Net income (loss)	$(5,091)	$18,105

Net income (loss) per common share:
Basic	$(0.13)	$0.44
Diluted	$(0.13)	$0.44

Weighted average common shares outstanding:
Basic	39,994	41,190
Diluted	39,994	41,307

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Nine Months Ended September 30,
	2020	2019
Revenues	$1,259,726	$1,189,478
Direct salaries and related costs	(810,584)	(767,558)
General and administrative	(312,964)	(311,582)
Depreciation, net	(37,772)	(39,398)
Amortization of intangibles	(11,578)	(12,516)
Impairment of goodwill	(21,792)	—
Impairment of long-lived assets	(15,529)	(1,711)
Income from operations	49,507	56,713
Total other income (expense), net	(2,163)	(2,815)
Income before income taxes	47,344	53,898
Income taxes	(16,287)	(12,837)
Net income	$31,057	$41,061

Net income per common share:
Basic	$0.77	$0.98
Diluted	$0.76	$0.98

Weighted average common shares outstanding:
Basic	40,482	41,808
Diluted	40,613	41,908

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended September 30,
	2020	2019
Revenues:
Americas	$349,063	$318,097
EMEA	82,664	79,427
Other	—	23
Total	$431,727	$397,547

Operating Income (Loss):
Americas	$32,558	$34,516
EMEA	(14,311)	5,688
Other	(20,347)	(15,498)
Income (loss) from operations	(2,100)	24,706

Total other income (expense), net	1,685	(912)
Income taxes	(4,676)	(5,689)
Net income (loss)	$(5,091)	$18,105

	Nine Months Ended September 30,
	2020	2019
Revenues:
Americas	$1,021,261	$953,181
EMEA	238,458	236,231
Other	7	66
Total	$1,259,726	$1,189,478

Operating Income (Loss):
Americas	$108,816	$91,168
EMEA	(7,053)	11,840
Other	(52,256)	(46,295)
Income from operations	49,507	56,713

Total other income (expense), net	(2,163)	(2,815)
Income taxes	(16,287)	(12,837)
Net income	$31,057	$41,061

Sykes Enterprises, Incorporated

Consolidated Balance Sheets and Supplementary Data

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	September 30, 2020	December 31, 2019
Assets:
Current assets	$551,510	$558,786
Property and equipment, net	119,661	125,990
Operating lease right-of-use assets	164,075	205,112
Goodwill & intangibles, net	433,961	469,667
Other noncurrent assets	56,923	55,945
Total assets	$1,326,130	$1,415,500

Liabilities & Shareholders' Equity:
Current liabilities	$280,027	$253,633
Noncurrent liabilities	192,325	287,392
Shareholders' equity	853,778	874,475
Total liabilities and shareholders' equity	$1,326,130	$1,415,500

	Geographic Mix (% of Total Revenues)
	Q3 2020	Q3 2019
Americas (1)	81%	80%
Europe, Middle East & Africa (EMEA)	19%	20%
Other	0%	0%
Total	100%	100%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific Rim (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S.-based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q3 2020	Q3 2019
Financial Services	32%	32%
Technology	23%	20%
Communications	21%	22%
Transportation & Leisure	7%	9%
Healthcare	5%	5%
Other	12%	12%
Total	100%	100%

	Seat Capacity (2)
	Q3 2020	Q3 2019
Americas	38,700	39,700
EMEA	7,600	7,800
Total	46,300	47,500

	Capacity Utilization (2)
	Q3 2020	Q3 2019
Americas	72%	73%
EMEA	71%	75%
Total	72%	73%

(2)

The seat capacity and capacity utilization data are related to the Company’s brick-and-mortar call centers. At the end of the third quarter of 2020, the Company had approximately 5,200 legacy virtual seats.

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended September 30,
	2020	2019
Cash Flow From Operating Activities:
Net income (loss)	$(5,091)	$18,105
Depreciation	13,154	12,508
Amortization of intangibles	3,366	4,103
Amortization of deferred grants	(504)	(85)
Impairment losses	35,521	—
Changes in assets and liabilities and other	9,834	6,619
Net cash provided by operating activities	$56,280	$41,250

Capital expenditures	$12,814	$8,101
Cash paid during period for interest	$243	$924
Cash paid during period for income taxes	$16,083	$5,618

	Nine Months Ended September 30,
	2020	2019
Cash Flow From Operating Activities:
Net income	$31,057	$41,061
Depreciation	38,360	39,574
Amortization of intangibles	11,578	12,516
Amortization of deferred grants	(674)	(266)
Impairment losses	37,321	1,711
Changes in assets and liabilities and other	25,280	2,990
Net cash provided by operating activities	$142,922	$97,586

Capital expenditures	$35,694	$24,491
Cash paid during period for interest	$1,252	$2,798
Cash paid during period for income taxes	$25,030	$18,185

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended September 30,
	2020	2019
GAAP income (loss) from operations	$(2,100)	$24,706
Adjustments:
Goodwill impairment	21,792	—
Long-lived asset impairment	13,729	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,781	4,529
Merger & integration costs	229	2,063
Other	334	—
Non-GAAP income from operations	$37,765	$31,298

	Three Months Ended September 30,
	2020	2019
GAAP net income (loss)	$(5,091)	$18,105
Adjustments:
Goodwill impairment	21,792	—
Long-lived asset impairment	13,729	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,781	4,529
Merger & integration costs	229	2,063
Other	334	—
Tax effect of the adjustments	(4,267)	(1,560)
Non-GAAP net income	$30,507	$23,137

	Three Months Ended September 30,
	2020	2019
GAAP net income (loss), per diluted share	$(0.13)	$0.44
Adjustments:
Goodwill impairment	0.55	—
Long-lived asset impairment	0.34	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.09	0.11
Merger & integration costs	0.01	0.05
Other	0.01	—
Tax effect of the adjustments	(0.11)	(0.04)
Non-GAAP net income, per diluted share	$0.76	$0.56

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020	2019	2020	2019
GAAP income (loss) from operations	$32,558	$34,516	$(14,311)	$5,688	$(20,347)	$(15,498)
Adjustments:
Goodwill impairment	—	—	21,792	—	—	—
Long-lived asset impairment	12,763	—	966	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2,685	3,473	1,096	1,056	—	—
Merger & integration costs	—	643	—	341	229	1,079
Other	56	—	212	—	66	—
Non-GAAP income (loss) from operations	$48,062	$38,632	$9,755	$7,085	$(20,052)	$(14,419)

(1)	Other includes corporate and other costs.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Nine Months Ended September 30,
	2020	2019
GAAP income from operations	$49,507	$56,713
Adjustments:
Goodwill impairment	21,792	—
Long-lived asset impairment	15,529	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	12,809	14,266
Merger & integration costs	2,693	6,296
Americas restructuring	(2)	4,243
Other (1)	819	—
Non-GAAP income from operations	$103,147	$81,518

	Nine Months Ended September 30,
	2020	2019
GAAP net income	$31,057	$41,061
Adjustments:
Goodwill impairment	21,792	—
Long-lived asset impairment	15,529	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	12,809	14,266
Merger & integration costs	2,693	6,296
Americas restructuring	(2)	4,243
Other (1)	819	—
Tax effect of the adjustments	(7,604)	(6,029)
Non-GAAP net income	$77,093	$59,837

	Nine Months Ended September 30,
	2020	2019
GAAP net income, per diluted share	$0.76	$0.98
Adjustments:
Goodwill impairment	0.54	—
Long-lived asset impairment	0.38	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.32	0.34
Merger & integration costs	0.07	0.15
Americas restructuring	—	0.10
Other (1)	0.02	—
Tax effect of the adjustments	(0.19)	(0.14)
Non-GAAP net income, per diluted share	$1.90	$1.43

(1)

Long-lived asset impairment costs of $1.8 million classified in "Other" as of the six months ended June 30, 2020 were reclassified to "Long-lived asset impairment" for the nine months ended September 30, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019	2020	2019
GAAP income (loss) from operations	$108,816	$91,168	$(7,053)	$11,840	$(52,256)	$(46,295)
Adjustments:
Goodwill impairment	—	—	21,792	—	—	—
Long-lived asset impairment	14,563	—	966	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	9,579	11,021	3,230	3,245	—	—
Merger & integration costs	2,011	4,150	—	1,874	682	272
Americas restructuring	—	4,192	—	—	(2)	51
Other (2)	485	—	212	—	122	—
Non-GAAP income (loss) from operations	$135,454	$110,531	$19,147	$16,959	$(51,454)	$(45,972)

(1)	Other includes corporate and other costs.
(2)

Long-lived asset impairment costs of $1.8 million classified in "Other" as of the six months ended June 30, 2020 were reclassified to "Long-lived asset impairment" for the nine months ended September 30, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

Business Outlook
Three Months Ended
December 31, 2020
GAAP net income, per diluted share	$0.69 - $0.73
Adjustments:
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.07
Merger & integration costs	0.01
Tax effect of the adjustments	(0.02)
Non-GAAP net income, per diluted share	$0.75 - $0.79

Business Outlook
Year Ended
December 31, 2020
GAAP net income, per diluted share	$1.45 - $1.48
Adjustments:
Goodwill impairment	0.54
Long-lived asset impairment	0.38
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.39
Merger & integration costs	0.07
Other	0.02
Tax effect of the adjustments	(0.20)
Non-GAAP net income, per diluted share	$2.65 - $2.68

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 11

	Three Months Ended September 30,
	2020	2019
GAAP tax rate	-1,127%	24%
Adjustments:
Goodwill impairment	1,149%	0%
Long-lived asset impairment	1%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%
Americas restructuring	0%	0%
Other	0%	0%
Non-GAAP tax rate	23%	24%

	Business Outlook
	Three Months Ended	Year Ended
	December 31, 2020	December 31, 2020
GAAP tax rate	24%	30%
Adjustments:
Goodwill impairment	0%	-6%
Long-lived asset impairment	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	0%
Other	0%	0%
Non-GAAP tax rate	24%	24%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 12

	Three Months Ended September 30, 2020 vs. September 30, 2019 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	9.7%	4.1%	-100.0%	8.6%
Adjustments:
Foreign currency impact (1)	0.0%	-4.3%	0.0%	-0.9%
Non-GAAP constant currency organic revenue growth	9.7%	-0.2%	-100.0%	7.7%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.
(3)	Other includes corporate and other costs.